Exhibit 99.1
FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. TO ACQUIRE MAYASA AUTO PARTS HEADQUARTERED IN GUADALAJARA, MEXICO

•	Acquisition represents O’Reilly’s inaugural expansion outside of the United States

•	Mayasa served the Mexican automotive aftermarket for over 65 years, operating 20 company owned stores and serving over 2,000 independent jobber locations

Springfield, MO, August 20, 2019 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, announced that it has entered into a definitive stock purchase agreement with the shareholders of Mayoreo de Autopartes y Aceites, S.A. de C.V. (“Mayasa”), headquartered in Guadalajara, Jalisco, Mexico, under which O’Reilly will acquire all of the outstanding shares of Mayasa and affiliated entities. The stock purchase is expected to be completed in the fourth quarter of this year, subject to customary closing conditions and regulatory approvals.

O’Reilly’s CEO and Co-President, Greg Johnson, commented, “We are excited to announce we have entered into a definitive agreement to purchase Mayasa, a highly respected, family operated auto parts supplier in Mexico, which operates five distribution centers that support 20 company owned stores and over 2,000 independent jobber locations throughout Mexico. From their beginning over 65 years ago, Mayasa has built a very successful business by focusing on the same fundamental culture values of hard work and excellent customer service that have also been key to O’Reilly’s success. Mayasa’s seasoned management team will continue to operate the business and, partnering with O’Reilly’s experienced leadership, will continue to grow the successful and profitable organization they have established. We are very happy to welcome the over 1,100 Mayasa team members to the O’Reilly family, and we look forward to working together as we build upon Mayasa’s strong and rich history in the Mexican automotive aftermarket.”

About O’Reilly
O’Reilly was founded in 1957 by the O’Reilly family and is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets. As of June 30, 2019, O’Reilly operated 5,344 stores in 47 U.S. states.

About Mayasa
Mayasa was founded in 1954 and is a large specialty retailer of automotive aftermarket parts in Mexico, operating five distribution centers, 20 Orma Autopartes stores and serving over 2,000 independent jobber locations in 28 Mexican states.

Forward-Looking Statements
The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by forward-looking words such as “estimate,” “may,” “could,” “will,” “believe,” “expect,” “would,” “consider,” “should,” “anticipate,” “project,” “plan,” “intend” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing, among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues, future performance and plans to acquire Mayasa. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, the economy in general, inflation, tariffs, product demand, the market for auto parts, competition, weather, risks associated with the performance of acquired businesses, our ability to hire and retain qualified employees, consumer debt levels, our increased debt levels, credit ratings on public debt, governmental regulations, information security and cyber-attacks, terrorist activities, war, the threat of war and the ability to successfully complete the acquisition of Mayasa on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2018, and subsequent Securities and Exchange Commission filings for additional factors that could materially affect the Company’s financial performance. Forward-looking statements speak only as of the date they were made and the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information contact:	Investor & Media Contact
Mark Merz (417) 829-5878